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CUSIP No. 649290-20-2                  13D           Page 27 of 43 Pages
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                              TERMINATION AGREEMENT

         The undersigned hereby agree to terminate the Management Agreements entered in as of December 1, 1989, by and between East Rock Partners, Inc. a Delaware corporation, and Arcadian Renewable Power Corporation, formerly named Fayette Energy Corporation, a Delaware corporation, and Wolverine Power Corporation, successor to Wolverine Hydroelectric Corporation, a Delaware corporation, respectively. The effective date of termination shall be July 31, 1995.

         IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their duly authorized officers as of August 1, 1995.

                                       ARCADIA RENEWABLE POWER CORPORATION



                                       By: /s/ Dwight C. Kuhns
                                           --------------------------------
                                           Dwight C. Kuhns, its President


                                       WOLVERINE POWER CORPORATION



                                       By: /s/ Dwight C. Kuhns
                                           --------------------------------
                                           Dwight C. Kuhns, its President


                                       EAST ROCK PARTNERS, INC.


                                       By: /s/ John D. Kuhns
                                           --------------------------------
                                           John D. Kuhns, its President